SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Public Square, Suite 2800 Cleveland, OH	44113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 274-1340

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On January 23, 2008, the Compensation Committee took the following actions regarding compensation for the Company’s executive officers:

(1)	approved a cash annual incentive payout for 2007 performance;

(2)	determined to maintain 2008 base salaries at the same levels approved for 2007;

(3)	approved 2008 target annual and long-term incentive compensation levels; and

(4)	approved grants of equity awards under the Company’s Equity Incentive Plans.

2007 Bonus Program – Annual Incentive Payouts

The 2007 annual incentive compensation program, approved by the Compensation Committee in February 2007, provided for a cash award if corporate funds from operations and individual executive performance goals, weighted 70% and 30%, respectively, were achieved. The target annual incentive award was a percentage of the 2007 base salary for each executive officer as follows: Dean Jernigan, 100% of $610,000; Christopher P. Marr, 65% of $410,000; Kathleen A. Weigand, 65% of $330,000; Stephen R. Nichols, 55% of $275,000; and Timothy M. Martin, 55% of $225,000.

The threshold level of performance for funds from operations was not achieved, and no payout was awarded with respect to this objective. The Compensation Committee approved a cash payout of annual incentive compensation for 2007 on the basis of individual performance and the payout was calculated at 150% of the target annual incentive award times 30%, the weight for individual performance. The amounts approved for each executive officer is set forth on Exhibit 99.1 attached to this Current Report on Form 8-K and is incorporated herein by reference.

2008 Bonus Program – Annual Incentive

The Compensation Committee approved a 2008 annual incentive program for executive officers that provides for cash bonus payments if corporate funds from operations and individual executive performance goals, weighted 70% and 30%, respectively, are achieved. Funds from operations goals range from approximately $52 million to $58 million.

The target award is a percentage of the 2008 base salary for each executive officer, as set forth in the table below. The Compensation Committee determined to maintain, without adjustment, the 2007 target annual incentive award percentages for each executive officer. Performance above and below targeted levels will result in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target. Payouts will be interpolated for performance between threshold, target and maximum levels.

Name	2008 Annual Base Salary	Target Annual Incentive as a % of Salary	FFO / Share Growth (70% of Target Opportunity)			Individual Executive Goals (30% of Target Opportunity)
			Threshold	Target	Maximum	Threshold	Target	Maximum
D. Jernigan	$610,000	100%	$213,500	$427,000	$854,000	$91,500	$183,000	$274,500
C. Marr	$410,000	65%	$93,275	$186,550	$373,100	$39,975	$79,950	$119,925
K. Weigand	$330,000	65%	$75,075	$150,150	$300,300	$32,175	$64,350	$96,525
S. Nichols	$275,000	55%	$52,938	$105,875	$211,750	$22,688	$45,375	$68,063
T. Martin	$225,000	55%	$43,313	$86,625	$173,250	$18,563	$37,125	$55,688

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2008 Bonus Program – Long-Term Incentive / Grants of Equity Awards

The Compensation Committee approved long-term incentive compensation for the executive officers at the same levels that were approved for 2007, except that the Compensation Committee approved an increase in the target level for Timothy M. Martin to bring his total compensation package in line with the Committee’s benchmarks. The target grant level for each executive officer is as follows:

Dean Jernigan	$1,250,000
Christopher P. Marr	$520,000
Kathleen A. Weigand	$375,000
Stephen R. Nichols	$375,000
Timothy M. Martin	$300,000

Long-term incentive compensation award values were allocated 50% in stock options, 25% in time-vested restricted shares and 25% in performance-vested restricted shares. The stock options and time-vested restricted shares vest ratably over three years from the date of grant, and the stock options have a term of 10 years from, and an exercise price equal to the closing price of the Company’s common shares on, the date of grant. The performance-vested restricted shares will vest at the end of a three-year period, with the number of shares earned, if any, dependent upon the Company’s annualized total shareholder return (“TSR”) over the three-year period. TSR will be measured against absolute and relative standards of performance as set forth in the table below, and the two measures will be weighted equally, with half of the shares earned based on absolute TSR and the other half earned based on the Company’s TSR relative to the NAREIT Equity Index.

Total Shareholder Return	Threshold	Target	Maximum
Absolute TSR	7%	10%	13%
Relative TSR Equal to or Greater Than	100bps	200bps	300bps

The Compensation Committee approved the grant of equity awards at the target levels described above and such equity awards were valued by the Committee’s compensation consultant using their valuation model, which was based on the closing price for the Company’s common shares on the date of grant and reflected factors such as risk of forfeiture, performance expectations, dividend yield and vesting terms. Set forth opposite each executive officer’s name on Exhibit 99.2, which is incorporated herein by reference, are the numbers of equity awards that were granted. The number of shares that could be earned pursuant to performance-vested restricted shares range from 0% to 150% of the target grant levels set forth on Exhibit 99.2 for each executive officer, with 50% of target for threshold performance, 100% of target for target performance, and 150% of target for maximum performance. Payouts will be interpolated for performance between threshold, target and maximum levels.

The foregoing description of the terms of the stock options, time-vested restricted shares and performance-vested restricted shares is qualified in its entirety by the terms of the respective forms of the Nonqualified Share Option Agreement, Restricted Share Agreement and Performance-Vested Restricted Share Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Nonqualified Share Option Agreement

10.2	Form of Restricted Share Agreement

10.3	Form of Performance-Vested Restricted Share Agreement

99.1	Schedule of 2007 Annual Incentive Payouts and 2008 Base Salaries for Executive Officers of U-Store-It Trust

99.2	Schedule of 2008 Equity Awards for Executive Officers of U-Store-It Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: January 25, 2008	By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonqualified Share Option Agreement

10.2	Form of Restricted Share Agreement

10.3	Form of Performance-Vested Restricted Share Agreement

99.1	Schedule of 2007 Annual Incentive Payouts and 2008 Base Salaries for Executive Officers of U-Store-It Trust

99.2	Schedule of 2008 Equity Awards for Executive Officers of U-Store-It Trust

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